Exhibit 10(a)63


                             THIRD AMENDMENT TO THE

                                SOUTHERN COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, Southern Company Services, Inc. ("Company") heretofore adopted The Southern Company Employee Stock Ownership Plan ("Plan"), originally effective as of January 1, 1976 and has most recently amended and restated the Plan effective as of January 1, 1997; and

         WHEREAS, the Employee Stock Ownership Plan Committee ("Committee") desires to amend the Plan to exclude certain former employees of Orange and Rockland Utilities, Inc. who become employed by Southern Energy Resources, Inc. from participating in the Plan; and

         WHEREAS, the Committee desires to amend the Plan to provide for the participation in the Plan by certain former employees of Pacific Gas and Electric Company who become employed by Southern Energy Resources, Inc.; and

         WHEREAS, the Committee desires to amend the Plan to allow audit fees incurred by the Plan and the Trust to be paid from the Trust assets; and

         WHEREAS, the Committee is authorized pursuant to Section 11.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows to be effective as provided herein:

                                       I.

         Effective as of the date hereof, Section 2.20 of the Plan shall be amended by adding a new Subparagraph (5) thereto as follows:

                  (5) An Employee who is described in Section 3.8 of the Plan.

                                      II.

         Effective as of the date hereof, Article III of the Plan shall be amended by adding a new Section 3.8 thereto as follows and by redesignating existing Section 3.8 as Section 3.10:

                  3.8 Former Orange and Rockland Utilities, Inc. Employees. Notwithstanding any other provision of the Plan to the contrary, a former employee of Orange and Rockland Utilities, Inc. ("O&R") who is employed by Southern Energy Resources, Inc. and who is set forth on a schedule of employees acknowledged by the Committee shall not be eligible to participate in the Plan..

                                      III.

         Effective as of the date hereof, Article III shall be amended by adding a new Section 3.9 thereto as follows:

                  3.9 Former Pacific Gas and Electric Company Employees. Notwithstanding any other provision of the Plan to the contrary, with respect to a former employee of Pacific Gas and Electric Company ("PG&E") who is employed by Southern Energy Resources, Inc. and is set forth on a schedule of employees acknowledged by the Committee, such employee shall be given credit for service with PG&E for eligibility purposes and shall become a Participant on the Enrollment Date commencing on or after the date such employee meets the eligibility requirements under Section 3.1 of the Plan.

                                      IV.

         Effective as of March 25, 1999, Section 9.12 shall be amended by deleting such Section in its entirety and replacing it with the following:

                  9.12 Expenses of Plan and Trust Fund. The expenses of establishment and administration of the Plan and the Trust Fund shall be paid by the Company or the Employing Companies. Notwithstanding the foregoing, to the extent provided in the Trust Agreement, certain administrative expenses may be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. All fees of the auditors related to the audit of the Plan or the Trust Fund shall be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, on any assets held or income received by the Trustee and transfer taxes on the transfer of Common Stock from the Trustee to a Participant or his Beneficiary shall be charged appropriately against the Accounts of Participants as the Committee shall determine. Any expenses paid by the Company pursuant to Section
         9.11 and this section shall be subject to reimbursement by other Employing Companies of their proportionate shares of such expenses as determined by the Committee.

         Except as amended herein by this Third Amendment, the Plan shall remain in full force and effect.


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         IN WITNESS WHEREOF, Southern Company Services, Inc. through the duly authorized members of the Employee Stock Ownership Plan Committee has adopted this Third Amendment to The Southern Company Employee Stock Ownership Plan this _____ day of ________________, 1999, to be effective as of such date unless stated otherwise herein.

                                            EMPLOYEE STOCK OWNERSHIP
                                            PLAN COMMITTEE:


                                            Christopher C. Womack

                                            Robert A. Bell

                                            W. Dean Hudson